UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2015

OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           2015 Performance Share Awards

On February 6, 2015, the Compensation Committee of the Board of Directors of Otter Tail Corporation (the “Company”) adopted forms of the 2015 Performance Award Agreements for use under the Company’s 2014 Stock Incentive Plan for executive officers of the Company and approved the annual grant of Performance Award Agreements to certain executive officers of the Company. The forms of the 2015 Performance Award Agreement (Executives) and 2015 Performance Award Agreement (Legacy) are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference. The Legacy form is used for certain executive officers who are parties to Executive Employment Agreements with the Company (Mr. Moug, the Company’s Senior Vice President and Chief Financial Officer, and Mr. Koeck, the Company’s Senior Vice President, General Counsel and Corporate Secretary).

The 2015 Performance Award Agreements provide for the issuance of shares of the Company’s common stock upon achievement of specified performance goals at the end of a three-year performance period ending December 31, 2017. The terms of the 2015 Performance Award Agreements are substantially the same as the terms of the 2014 Performance Award Agreement which have been filed previously with the SEC, except that (1) the definition of “Change in Control” has been changed to the definition set forth in the 2014 Stock Incentive Plan, (2) the performance goal of total shareholder return relative to other companies in the Edison Electric Institute Index has been reduced from 100% of the potential payout to 66.7% of the potential payout and (3) adjusted return on equity has been added as a new performance goal for the remaining 33.3% of the potential payout. The 2015 Performance Award Agreement (Executives) also reflects the following changes from the 2014 Performance Award Agreement: (1) the amount and timing of the payment in the event of retirement, resignation for good reason or involuntary termination without cause was changed to payment at the end of the performance period based on actual performance, subject to proration in certain cases, and (2) the definition of “retirement” was changed to voluntary resignation at or after the earlier of age 62 or qualifying for normal or early retirement under any applicable retirement plan of the Company.

The foregoing description of the 2015 Performance Award Agreement (Executives) and 2015 Performance Award Agreement (Legacy) is qualified in its entirety by reference to the full text of such agreements.

2015 Restricted Stock Unit Awards

On February 6, 2015, the Compensation Committee of the Company’s Board of Directors also adopted forms of the 2015 Restricted Stock Unit Award Agreements for use under the Company’s 2014 Stock Incentive Plan for executive officers of the Company and, in lieu of the annual grant of Restricted Stock Awards, approved an annual grant of Restricted Stock Unit Awards to certain executive officers of the Company. The forms of the 2015 Restricted Stock Unit Award Agreement (Executives) and 2015 Restricted Stock Unit Award Agreement (Legacy) are filed as Exhibits 10.3 and 10.4, respectively, to this report and are incorporated herein by reference.

The 2015 Restricted Stock Unit Award Agreements provide for the issuance of one share of the Company’s common stock upon vesting of the stock units and, subject to the Company’s right to demand repayment, the payment of dividend equivalents on unvested stock units. The stock units vest 25% each year beginning on the first anniversary of the date of grant, subject to acceleration in the event of a change in control, disability, death or, subject to proration in certain cases under the form of 2015 Restricted Stock Unit Award Agreement (Executives), retirement. The form of 2015 Restricted Stock Unit Award Agreement (Legacy) is used for certain executive officers who are parties to Executive Employment Agreements with the Company (Mr. Moug and Mr. Koeck), and is substantially the same as the form of 2015 Restricted Stock Unit Award Agreement (Executives), except for the definition of retirement (which is the same as in the forms of Performance Share Award Agreements) and for the vesting of units upon retirement as described above.

2

The foregoing description of the 2015 Restricted Stock Unit Award Agreement (Executives) and 2015 Restricted Stock Unit Award Agreement (Legacy) is qualified in its entirety by reference to the full text of such agreements.

Amendments to Executive Restoration Plus Plan

On February 6, 2015, the Compensation Committee of the Company’s Board of Directors also adopted amendments to the Otter Tail Corporation Executive Restoration Plus Plan, including the following: (1) the definition of “Change in Control” is changed to the definition set forth in the 2014 Stock Incentive Plan, (2) retirement age is set at 62, (3) the Company is permitted to make restorative or other discretionary contributions on behalf of participants, (4) a newly hired participant is permitted to make mid-year base salary deferral elections and (5) distribution mechanics have been modified. The Otter Tail Corporation Executive Restoration Plus Plan, as Amended and Restated, is filed as Exhibit 10.5 to this report and is incorporated herein by reference. The foregoing description of the Plan is qualified in its entirety by reference to the full text thereof.

Item 9.01. Financial Statement and Exhibits

(d)	Exhibits

10.1	Form of 2015 Performance Award Agreement (Executives)
10.2	Form of 2015 Performance Award Agreement (Legacy)
10.3	Form of 2014 Restricted Stock Unit Award Agreement (Executives)
10.4	Form of 2015 Restricted Stock Unit Award Agreement (Legacy)
10.5	Otter Tail Corporation Executive Restoration Plus Plan, as Amended and Restated

3

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION

Date: February 11, 2015	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of 2015 Performance Award Agreement (Executives)
10.2	Form of 2015 Performance Award Agreement (Legacy)
10.3	Form of 2014 Restricted Stock Unit Award Agreement (Executives)
10.4	Form of 2015 Restricted Stock Unit Award Agreement (Legacy)
10.5	Otter Tail Corporation Executive Restoration Plus Plan, as Amended and Restated

5